Exhibit 10.16

AUTODESK, INC.

AMENDMENT TO STOCK OPTION AGREEMENT(S)

This amendment (the “Amendment”) is made, by and between [Name] (the “Optionee”) and Autodesk, Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company previously granted Optionee one or more options to purchase common stock of the Company (each an “Option,” and collectively the “Options”) under the Company’s 1996 Stock Plan (the “1996 Plan”), the 2006 Employee Stock Plan (the “2006 Plan”), and/or the 2008 Employee Stock Plan (the “2008 Plan,” and collectively with the 1996 Plan and the 2006 Plan, the “Plans”);

WHEREAS, each Option was memorialized in a notice of grant and stock option agreement between the Company and the Optionee (each an “Agreement,” and collectively, the “Agreements”);

WHEREAS, the Company now wishes to amend certain Agreement(s) for the outstanding Options to extend the post-termination exercise period to six (6) months in the case of a termination of employment for other than death or Disability (as defined in the applicable Agreement), except in the case where such Optionee is terminated for “cause” or accepts employment with a “competitor,” in which case, the post-termination exercise period will remain three (3) months; provided, however, that in no event may any Option be exercised later than the original expiration date or term of the Option set forth in the applicable Agreement;

WHEREAS, this Amendment will automatically apply to all Options classified as Nonstatutory Stock Options (“NSOs”) with post-termination exercise periods of less than six (6) months (the “Less than 6 Month NSOs”), if any, as listed on Exhibit A attached hereto, effective as of the date the Company executes this Amendment regardless of whether the Optionee executes this Amendment;

WHEREAS, this Amendment will in no case apply to any Options classified as NSOs with post-termination exercise periods of six (6) months or more (the “6 Month NSOs”), as listed on Exhibit A attached hereto;

WHEREAS, with respect to Incentive Stock Options (“ISOs”) as defined in Section 422 of the Internal Revenue Code (the “Code”), if any, listed on Exhibit A attached hereto, this Amendment has the effect of either (i) converting an ISO to a NSO if the Option has a per share exercise price that is less than the fair market value of a share of stock as of the Effective Date or (ii) resetting the holding periods required to qualify for favorable tax treatment under the Code if the Option has a per share exercise price that is greater than or equal to the fair market value of a share of stock as of the Effective Date; therefore, this Amendment will not be effective with respect to any Options classified as ISO unless and until executed by both the Company and the Optionee;

WHEREAS, in accordance with the Plan and the Agreements related to the Options, Optionee’s signature below indicates that Optionee consents to the proposed change in the post-termination exercise period related to such Options classified as ISOs as of the Effective Date.

NOW, THEREFORE, for good and valuable consideration, Optionee and the Company agree that the Agreement(s) related to the Options be amended as follows:

1. Post-Termination Exercise Period Extension. The applicable provision of each Agreement evidencing Less than 6 Month NSOs, if any, and (if Optionee has signed this Amendment) ISOs, if any, describing the post-termination exercise period for a Participant who ceases to be an employee of the Company, except in the case of a termination of employment due to death or Disability (as defined in the applicable Agreement), shall be amended to provide as follows:

“If the Participant ceases to be an Employee, he or she may, but only within six (6) months after the date Participant ceases to be an Employee, exercise this Option to the extent that he or she was entitled to exercise it as of the date of such cessation; provided, however, that in the event that Participant is terminated for Cause (as defined below), then he or she may only so exercise this Option within three (3) months after the date Participant ceases to be an Employee. To the extent he or she was not entitled to exercise this Option as of the date of such cessation, or if he or she does not exercise the Option within the time specified herein, the Option shall terminate. For purposes of this Section, ‘Cause’ shall have the meaning set forth either (i) in the Participant’s employment agreement with the Company, if any, or (ii) if the Participant has no such employment agreement with the Company, in the current version of the Company’s Executive Change in Control Program, in effect on February 2, 2009.

Notwithstanding the foregoing, if, the Participant accepts employment with a Competitor (as defined below) prior to the date Participant terminates employment with the Company, as determined by the Company in its sole discretion, the Participant may only exercise this Option within three (3) months after the date Participant ceases to be an Employee of the Company. In such case, the Company will notify Participant of the reduction in post-termination exercise period applicable to this Option and if no notice is provided by the Company during the three (3) month period following the date the Participant ceases to be an Employee, the post-termination exercise period for this Option will be determined based on the provisions of this Section 6 without regard to this paragraph. For purposes of this Section, ‘Competitor’ shall mean the list of competitors as set forth on page 10 of the Company’s Form 10-K for the fiscal year ended January 31, 2008 that was filed with the Securities Exchange Commission on March 28, 2008.

Notwithstanding the foregoing, in no event may this Option be exercised later than the original expiration date or term of this Option set forth in this Agreement.”

2. Agreements. To the extent not expressly amended hereby, each Agreement remains in full force and effect, including, without limitation, the post-termination exercise periods applicable to a termination of employment as a result of death or Disability (as defined in the applicable Agreement).

3. Entire Agreement. This Amendment, taken together with the applicable Agreement (to the extent not expressly amended hereby) and any duly authorized written or electronic agreement entered into by and between the Company and Optionee relating to the Option(s) evidenced by the Agreement(s), represent the entire agreement of the parties, supersede any and all previous contracts, arrangements or understandings between the parties with respect to the Option(s) evidenced by the Agreement(s), and may be amended at any time only by mutual written agreement of the parties hereto.

4. This Amendment will become effective (i) for Less than 6 Month NSOs, if any, as of the date the Company executes this Amendment regardless of whether the Optionee executes this Amendment and (ii) for ISOs, if any, on the date that this Amendment is signed by both parties (in each case, the “Effective Date”).

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth above.

AUTODESK, INC.	OPTIONEE

Signature	Signature

Print Name	Print Name

Title

Residence Address

Date: ____________, 2009	Date: ____________, 2009

EXHIBIT A

Less than 6 Month NSOs (amended hereby)

[insert]

6 Month NSOs (NOT amended hereby)

[insert]

ISOs (amended hereby only with Optionee’s signature above)

[insert]